Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rocky Mountain Fudge, Inc. (the "Company") on Amendment No. 3 to Form 10-KSB/A for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven D. Moulton, Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the
Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

/s/ Steven D. Moulton
Steven D. Moulton Principal Accounting Officer October 15, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certifications are accompanying the
Company's Form 10-KSB solely pursuant to section 906 of the Sarbanes-Oxley
Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title
18, United States Code) and is not being filed as part of the Form 10-KSB or as a separate disclosure document.

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